Q2 FY23 Earnings Release	Page 1 of 4

Contacts

Investors
Suzanne DuLong
+1 (206) 272-7049
s.dulong@f5.com

Media
Rob Gruening
+1 (206) 272-6208
r.gruening@f5.com

F5 Reports 11% Second Quarter Fiscal Year 2023 Revenue Growth; Company Prioritizing High-Impact Initiatives While Reducing Operating Costs

SEATTLE, WA - April 19, 2023 - F5, Inc. (NASDAQ: FFIV) today announced financial results for its second quarter of fiscal year 2023.
“We delivered 11% revenue growth in our second quarter as a result of stronger than expected systems shipments and strong global services performance,” said François Locoh-Donou, F5’s President and CEO. “While customer spending remains pressured by macro-economic uncertainty near term, we are differentiated in our ability to help customers tackle the significant challenges ahead, including simplifying their hybrid and multi cloud application environments.”
Second Quarter Performance Summary
Second quarter fiscal year 2023 revenue grew 11% from the year ago period, to $703 million, up from $634 million in fiscal year 2022. Global services revenue grew 8% from the year-ago period while product revenue grew 14%, reflecting 43% systems revenue growth and software revenue that was down 13% from the year-ago period.
GAAP net income for the second quarter of fiscal year 2023 was $81 million, or $1.34 per diluted share compared to $56 million, or $0.92 per diluted share, in the second quarter of fiscal year 2022.
Non-GAAP net income for the second quarter of fiscal year 2023 was $154 million, or $2.53 per diluted share, compared to $131 million, or $2.13 per diluted share, in fiscal year 2022.
A reconciliation of GAAP to non-GAAP measures is included in the attached Consolidated Income Statements. Additional information about non-GAAP financial information is included in this release.
Business Outlook
“Given the persistent macro uncertainty and its impact on customer spending, we now expect low-to-mid single-digit revenue growth in fiscal year 2023 with non-GAAP operating margins of approximately 30% and non-GAAP earnings growth of 7% to 11%,” continued Locoh-Donou.
For the third quarter of fiscal year 2023, F5 expects to deliver revenue in the range of $690 million to $710 million, with non-GAAP earnings in the range of $2.78 to $2.90 per diluted share.
The Company has previously committed to returning cash to shareholders by using at least 50% of its annual free cash flow toward share repurchases. As of the date of this report, the Company had $1.23 billion remaining under its currently authorized common stock repurchase program and announced it plans to repurchase at least $250 million worth of shares during the third quarter of fiscal year 2023.

Q2 FY23 Earnings Release	Page 2 of 4
Company Prioritizing High-Impact Initiatives While Reducing Operating Costs
“Our portfolio and roadmap are squarely aligned with our customers’ hybrid and multi-cloud realities and their desire to simplify operations and lower total cost of ownership,” said Locoh-Donou. “Given the current demand environment however, we are taking action to reduce our operating costs while prioritizing initiatives and innovations that will deliver the most benefit to our customers.”
F5 announced today that it is reducing its global headcount by approximately 620 employees, or approximately 9% of its total workforce. These workforce-related actions are expected to be completed by April 21, 2023 with the exception of the Company's EMEA and parts of its APAC regions where employees will continue the consultation process over the coming weeks, as required by local laws.
The Company estimates that these headcount reductions will result in annualized savings of approximately $130 million. The Company expects it will incur approximately $45 million in severance benefits costs and other charges related to these actions in fiscal year 2023. Additionally, the Company will reduce, and in some cases, eliminate portions of its facilities footprint, as well as reduce costs by applying additional scrutiny on discretionary projects, further reducing travel, and substantially reducing the size of its corporate bonus pool in 2023.
All forward-looking non-GAAP measures included in the Company’s business outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations (including the impact of income tax reform), non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP earnings guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
Live Webcast and Conference Call
F5 will host a live webcast to review its financial results and outlook today, April 19, 2023, at 5:00 pm ET. The live webcast is accessible from the investor relations page of F5.com. To participate in the live call via telephone in the U.S. and Canada, dial +1 (877) 407-0312. Outside the U.S. and Canada, dial +1 (201) 389-0899. Please call at least 5 minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5’s website.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding F5’s future financial performance including revenue, revenue growth, operating margins, earnings growth, planned stock repurchases, future customer demand and spending, markets, and the performance and benefits of the Company's products. These, and other statements that are not historical facts, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of offerings; continued disruptions to the global supply chain resulting in inability to source required parts for F5’s products or the ability to only do so at greatly increased prices thereby impacting our revenues and/or margins; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; F5’s ability to successfully integrate acquired businesses’ products with F5 technologies; the ability of F5’s sales professionals and distribution partners to sell new solutions and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its

Q2 FY23 Earnings Release	Page 3 of 4
competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisitions and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of completion of acquisitions; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; potential security flaws in the Company’s networks, products or services; cybersecurity attacks on its networks, products or services; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the ability of F5 to execute on its share repurchase program including the timing of any repurchases; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations, and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, net of taxes, restructuring charges, and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the Company would accrue if it used non-GAAP results instead of GAAP results to calculate the Company’s tax liability.
The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:
Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock, and employee stock purchases through the Company’s Employee Stock Purchase Plan. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the Company’s core business and to facilitate comparison of the Company’s results to those of peer companies.
Amortization and impairment of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives, and generally cannot be changed or influenced by management after the acquisition. On a non-recurring basis, when certain events or circumstances are present, management may also be required to write down the carrying value of its purchased intangible assets and recognize impairment charges. Management does not believe these charges accurately reflect the performance of the Company’s ongoing operations; therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.
Facility-exit costs. F5 has incurred charges in connection with the exit of facilities as well as other non-recurring lease activity. These charges are not representative of ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.

Q2 FY23 Earnings Release	Page 4 of 4
Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the Company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.
Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility-lease commitments. F5 excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the Company’s core business operations and facilitates comparisons to the Company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the Company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the Company’s core business and is used by management in its own evaluation of the Company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the Company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the Company’s operational performance and financial results.
For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Condensed Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5 is a multi-cloud application services and security company committed to bringing a better digital world to life. F5 partners with the world’s largest, most advanced organizations to secure and optimize apps and APIs anywhere—on premises, in the cloud, or at the edge. F5 enables organizations to provide exceptional, secure digital experiences for their customers and continuously stay ahead of threats. For more information, go to f5.com. (NASDAQ: FFIV)
You can also follow @F5 on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies. F5 is a trademark, service mark, or tradename of F5, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.
F5 is a trademark, service mark, or tradename of F5, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.

SOURCE: F5, Inc.

F5, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	March 31,	September 30,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$734,544	$758,012
Short-term investments	20,710	126,554
Accounts receivable, net of allowances of $5,181 and $6,020	485,622	469,979
Inventories	50,745	68,365
Other current assets	533,554	489,314
Total current assets	1,825,175	1,912,224
Property and equipment, net	169,771	168,182
Operating lease right-of-use assets	216,293	227,475
Long-term investments	4,736	9,544
Deferred tax assets	235,109	183,365
Goodwill	2,288,635	2,259,282
Other assets, net	483,532	516,122
Total assets	$5,223,251	$5,276,194
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$69,952	$113,178
Accrued liabilities	295,533	309,819
Deferred revenue	1,160,118	1,067,182
Current portion of long-term debt	—	349,772
Total current liabilities	1,525,603	1,839,951
Deferred tax liabilities	3,401	2,781
Deferred revenue, long-term	636,194	624,398
Operating lease liabilities, long-term	259,916	272,376
Other long-term liabilities	72,578	67,710
Total long-term liabilities	972,089	967,265
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 60,465 and 59,860 shares issued and outstanding	190,592	91,048
Accumulated other comprehensive loss	(22,977)	(26,176)
Retained earnings	2,557,944	2,404,106
Total shareholders’ equity	2,725,559	2,468,978
Total liabilities and shareholders’ equity	$5,223,251	$5,276,194

F5, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Net revenues
Products	$340,581	$297,518	$681,139	$640,667
Services	362,594	336,706	722,414	680,657
Total	703,175	634,224	1,403,553	1,321,324
Cost of net revenues (1)(2)(3)(4)
Products	99,795	71,234	198,650	152,896
Services	55,859	55,125	112,011	108,536
Total	155,654	126,359	310,661	261,432
Gross profit	547,521	507,865	1,092,892	1,059,892
Operating expenses (1)(2)(3)(4)
Sales and marketing	233,076	228,826	466,181	462,861
Research and development	141,363	135,838	283,686	266,109
General and administrative	67,036	68,554	137,027	134,215
Restructuring charges	—	—	8,740	7,909
Total	441,475	433,218	895,634	871,094
Income from operations	106,046	74,647	197,258	188,798
Other income (expense), net	2,737	(1,934)	7,439	(4,365)
Income before income taxes	108,783	72,713	204,697	184,433
Provision for income taxes	27,347	16,477	50,859	34,638
Net income	$81,436	$56,236	$153,838	$149,795

Net income per share — basic	$1.35	$0.93	$2.55	$2.47
Weighted average shares — basic	60,330	60,573	60,211	60,693

Net income per share — diluted	$1.34	$0.92	$2.54	$2.43
Weighted average shares — diluted	60,691	61,405	60,537	61,661

Non-GAAP Financial Measures
Net income as reported	$81,436	$56,236	$153,838	$149,795
Stock-based compensation expense	64,039	64,129	126,913	127,886
Amortization and impairment of purchased intangible assets	12,569	12,850	25,254	32,287
Facility-exit costs	1,533	3,518	3,539	6,260
Acquisition-related charges	7,045	12,966	14,782	29,857
Restructuring charges	—	—	8,740	7,909
Tax effects related to above items	(12,994)	(18,896)	(30,164)	(44,160)
Net income excluding stock-based compensation expense, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, restructuring charges and non-recurring tax expenses and benefits (non-GAAP) - diluted	$153,628	$130,803	$302,902	$309,834

Net income per share excluding stock-based compensation expense, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, restructuring charges and non-recurring tax expenses and benefits (non-GAAP) - diluted	$2.53	$2.13	$5.00	$5.02

Weighted average shares - diluted	60,691	61,405	60,537	61,661

(1) Includes stock-based compensation expense as follows:
Cost of net revenues	$7,583	$7,341	$15,219	$14,886
Sales and marketing	26,889	27,613	52,610	54,366
Research and development	18,689	18,233	37,231	36,816
General and administrative	10,878	10,942	21,853	21,818
	$64,039	$64,129	$126,913	$127,886

(2) Includes amortization and impairment of purchased intangible assets as follows:
Cost of net revenues	$9,959	$9,959	$19,918	$19,918
Sales and marketing	2,390	2,476	4,779	11,391
General and administrative	220	415	557	978
	$12,569	$12,850	$25,254	$32,287

(3) Includes facility-exit costs as follows:
Cost of net revenues	$150	$611	$351	$1,093
Sales and marketing	486	888	1,149	1,637
Research and development	537	1,216	1,178	2,128
General and administrative	360	803	861	1,402
	$1,533	$3,518	$3,539	$6,260

(4) Includes acquisition-related charges as follows:
Cost of net revenues	$74	$108	$167	$195
Sales and marketing	849	3,609	2,164	9,773
Research and development	1,233	5,697	5,001	11,691
General and administrative	4,889	3,552	7,450	8,198
	$7,045	$12,966	$14,782	$29,857

F5, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six Months Ended
	March 31,
	2023	2022
Operating activities
Net income	$153,838	$149,795
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	126,913	127,886
Depreciation and amortization	54,817	59,798
Non-cash operating lease costs	20,231	19,363
Deferred income taxes	(49,492)	(15,832)
Impairment of assets	—	6,175
Other	1,878	(439)
Changes in operating assets and liabilities (excluding effects of the acquisition of businesses):
Accounts receivable	(14,317)	(72,777)
Inventories	17,620	(5,828)
Other current assets	(43,547)	(60,896)
Other assets	9,354	(27,893)
Accounts payable and accrued liabilities	(59,534)	(35,649)
Deferred revenue	102,933	99,303
Lease liabilities	(22,140)	(26,131)
Net cash provided by operating activities	298,554	216,875
Investing activities
Purchases of investments	(689)	(53,715)
Maturities of investments	95,773	96,349
Sales of investments	16,085	78,988
Acquisition of businesses, net of cash acquired	(35,006)	(67,911)
Purchases of property and equipment	(23,793)	(15,792)
Net cash provided by investing activities	52,370	37,919
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	22,461	28,628
Repurchase of common stock	(40,005)	(250,023)
Payments on term debt agreement	(350,000)	(10,000)
Taxes paid related to net share settlement of equity awards	(9,825)	(16,816)
Net cash used in financing activities	(377,369)	(248,211)
Net (decrease) increase in cash, cash equivalents and restricted cash	(26,445)	6,583
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,979	(997)
Cash, cash equivalents and restricted cash, beginning of period	762,207	584,333
Cash, cash equivalents and restricted cash, end of period	$738,741	$589,919
Supplemental disclosures of cash flow information
Cash paid for amounts included in the measurement of lease liabilities	$27,200	$30,346
Cash paid for interest on long-term debt	2,970	2,383
Supplemental disclosures of non-cash activities
Right-of-use assets obtained in exchange for lease obligations	$9,577	$818